Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Pre-Effective Amendment No. 4 to the Registration Statement (No. 333-210313) on Form S-1 of Equinox Frontier Funds of our reports dated March 30, 2016, relating to our audits of the:

•	Financial statements of Equinox Frontier Diversified Fund, Equinox Frontier Long/Short Commodity Fund, Equinox Frontier Masters Fund, Equinox Frontier Balanced Fund, Equinox Frontier Select Fund, Equinox Frontier Winton Fund, and Equinox Frontier Heritage Fund of Equinox Frontier Funds;

•	Financial statements of Frontier Trading Company I, LLC, Frontier Trading Company II, LLC, Frontier Trading Company VII, LLC, Frontier Trading Company XIV, LLC, Frontier Trading Company XV, LLC, Frontier Trading Company XXIII, LLC, Frontier Trading Company XXIX, LLC, Frontier Trading Company XXXIV, LLC, Frontier Trading Company XXXV, LLC, Frontier Trading Company XXXVII, LLC, Frontier Trading Company XXXVIII, LLC, Frontier Trading Company XXXIX, LLC, Frontier Trading Company V, LLC, Frontier Trading Company XVII, LLC, and Frontier Trading Company XVIII, LLC; and

•	Consolidated financial statements of Equinox Frontier Funds,

which appear in the Annual Report on Form 10-K of Equinox Frontier Funds for the year ended December 31, 2015.

We also consent to the reference to our Firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ RSM US LLP

Denver, Colorado

April 29, 2016